UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2024

GD Culture Group Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

22F - 810 Seventh Avenue,

New York, NY 10019

(Address of Principal Executive Offices) (Zip code)

+1-347-2590292

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13©(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	GDC	Nasdaq Capital Market

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 27, 2024, GD Culture Group Limited (the “Company”) convened its special meeting of stockholders (the “Special Meeting”). There were 1,032,757 shares of common stock present or represented by proxy at the Special Meeting, which did not constitute a quorum under the Company’s bylaws.

At the Special Meeting, pursuant to Section 2.6 of the Company’s bylaws, a majority of the stockholders present at the Special Meeting, represented by proxy or in person, voted to adjourn the Special Meeting until March 26, 2024 in order to seek a quorum.

Stockholders will be able to attend the adjourned Special Meeting when it is reconvened on March 26, 2024 at 810 Seventh Avenue, 22nd Floor, New York, NY 10019 at 1:00 p.m. local time. Stockholders who have already voted do not need to recast their votes. Proxies previously submitted in respect of the Special Meeting will be voted at the adjourned Special Meeting unless properly revoked in accordance with the procedures described in the Company’s proxy statement.

The close of business on January 11, 2024 will continue to be the record date for the determination of stockholders of the Company entitled to vote at the Special Meeting.

A copy of the press release announcing the adjournment of the Special Meeting is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index

Exhibit No.	Description
99.1	Press Release - GD Culture Group Announces Adjournment of Special Meeting of Stockholders until March 26, 2024, dated February 27, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 27, 2024	GD Culture Group Limited

	By:	/s/ Xiao Jian Wang
	Name:	Xiao Jian Wang
	Title:	Chief Executive Officer, President and Chairman of the Board

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